Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 31, 2015 relating to the consolidated financial statements of Green Bancorp, Inc. and subsidiaries, appearing in and incorporated by reference in this joint proxy statement/prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such joint proxy statement/prospectus.

/s/ Deloitte & Touche LLP
July 6, 2015